SCHEDULE 14A INFORMATION
                         PROXY STATEMENT PURSUANT TO
            SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement          [ ] Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
    240.14a-12

                       Almost Country Productions, Inc.
               _______________________________________________
               (Name of Registrant as Specified In Its Charter)

    ______________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X ] No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

______________________________________________________________________________

(2) Aggregate number of securities to which transaction applies:

______________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

______________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:____________________________________________________
2) Form, Schedule or Registration Statement No.:______________________________
3) Filing Party:______________________________________________________________
4) Date Filed:________________________________________________________________

                       ALMOST COUNTRY PRODUCTIONS, INC.
                         170 South Main Street, #1050
                         Salt Lake City, Utah  84101
                                (801) 536-5000

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON AUGUST 13, 2001


TO THE STOCKHOLDERS OF ALMOST COUNTRY PRODUCTIONS, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Almost Country Productions, Inc., (the "Company") will be held on August 13, 2001 at 2:00 p.m. Mountain Daylight Time at the offices of Grant Thornton LLP, 170 South Main Street #1000, Salt Lake City, Utah 84101 for the following purposes:

     1. To elect three directors to serve until the next annual meeting of the Company or until their successors have been duly elected and qualified;

     2. To consider and vote on a proposal to amend the Articles of Incorporation to change the name of the Company to "X Variant, Inc."

     3. To consider and vote on a proposal to ratify the appointment of Grant Thornton LLP as the independent auditors of the Company for the fiscal year ending September 30, 2001; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on July 17, 2001, (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and at any adjournment(s) thereof.

     PLEASE NOTE: YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. Even if you plan to be present at the Annual Meeting, please fill in, date, sign, and mail promptly the enclosed proxy in the enclosed envelope to ensure that your shares are represented at the Annual Meeting. If you attend the Annual Meeting in person, you may vote at the Annual Meeting if you wish to do so even though you have previously sent in your proxy.

                                By Order of the Board of Directors


                                /s/ Thomas E. Wright
                                _____________________________________________
                                Thomas E. Wright
                                President and Chief Executive Officer


Salt Lake City, Utah
July 31, 2001

                       ALMOST COUNTRY PRODUCTIONS, INC.
                         170 South Main Street, #1050
                         Salt Lake City, Utah  84101

                               PROXY STATEMENT

                FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                              ON AUGUST 13, 2001

     This Proxy Statement and accompanying proxy is furnished to the shareholders of Almost Country Productions, Inc., a Nevada corporation (the "Company"), in connection with its annual meeting of shareholders to be held on August 13, 2001 at 2:00 p.m. Mountain Daylight Time, or at any adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the offices of Grant Thornton LLP, 170 South Main Street #1000, Salt Lake City, Utah 84101. The Company intends to mail this Proxy Statement, Notice of Annual Meeting, and accompanying proxy on or about July 31, 2001 to all stockholders entitled to vote at the Annual Meeting.

     A PROXY FOR USE AT THE ANNUAL MEETING IS ENCLOSED. ANY SHAREHOLDER WHO EXECUTES AND DELIVERS A PROXY HAS THE RIGHT TO REVOKE IT AT ANY TIME BEFORE ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING IT OR A DULY EXECUTED PROXY BEARING A LATER DATE. IN ADDITION, A SHAREHOLDER MAY REVOKE A PROXY PREVIOUSLY EXECUTED BY HIM BY ATTENDING THE ANNUAL MEETING AND ELECTING TO VOTE IN PERSON.

             INFORMATION CONCERNING PROXY SOLICITATION AND VOTING

Voting Rights and Outstanding Shares

     Only holders of record of the 21,121,100 shares of common stock at the close of business on July 17, 2001 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. Each holder of common stock has the right to one vote for each share of the Company's common stock owned. Cumulative voting for the election of directors or for any other purpose is not provided for. Stock representing a majority of the voting power of the 21,121,100 shares of the Company's common stock outstanding on the Record Date, must be represented at the Annual Meeting to constitute a quorum for conducting business.

     At the Annual Meeting, the shareholders will consider and vote on the following proposals:

     1. To elect three directors to serve until the next annual meeting of the Company or until their successors have been duly elected and qualified;

     2. To consider and vote on a proposal to amend the Articles of Incorporation to change the name of the Company to "X Variant, Inc."

     3. To consider and vote on a proposal to ratify the appointment of Grant Thornton LLP as the independent auditors of the Company for the fiscal year ending September 30, 2001;

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors recommends that the shareholders vote FOR the proposals set forth above.

     Officers, directors and certain other shareholders who hold in excess of a majority of the issued and outstanding shares of common stock of the Company, have indicated their intention to vote in favor of the proposals. As a result, no additional shares voting in favor of the proposals will be needed for all of the proposals to be approved.

Revocability of Proxies

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 170 South Main Street, #1050, Salt Lake City, Utah 84101, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Quorum and Voting Requirements

     A quorum of the voting shares of the Company must be present at the Annual Meeting for a vote to be taken. Under Nevada corporation law and the Company's Articles of Incorporation and Bylaws, a quorum will be present if a majority of the voting shares outstanding and entitled to vote at the meeting are present in person or by proxy. Under Nevada law and the Company's Articles of Incorporation and Bylaws, abstentions and broker non-votes will be counted for the purposes of determining whether a quorum is present at the Annual Meeting.

Adjournment of Annual Meeting

     In the event that proxies representing sufficient votes to constitute a quorum are not received by the date of the Annual Meeting, the officer presiding over the meeting or the proxy holders may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. At such adjournments the proxies will continue to be valid and, once a quorum is present in person or by proxy, directors may be elected by plurality vote and other proposals can be approved by the affirmative vote of the holders of a majority of the Company's voting shares present in person or by proxy.

Solicitation

     The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Tabulation of Votes

     All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will be counted as present in determining whether the quorum requirement is satisfied. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether a matter has been approved.

              SELECTED AND SUMMARY INFORMATION ABOUT THE COMPANY

General History

     Almost Country Productions, Inc. (the "Company") is a Nevada corporation which is, as a result of a transaction with Real Estate Federation, Inc. ("REF"), completed in March, 2001, in the business of managing an internet referral system for the residential real estate industry. Prior to the transaction with REF, the Company was not actively engaged in business since approximately November, 2000, when it elected to discontinue its music production and marketing business.

     The Company was organized on October 24, 1996, under the laws of the State of Nevada, for the purpose of producing and marketing music. In approximately March, 1997, the Company sold 100,000 shares of its common stock at $0.30 per share in an offering pursuant to Rule 504 and Section 3(b) of the Securities Act of 1933. The Company realized net proceeds of approximately $25,000.

     Shortly thereafter, the Company invested its funds in the production and then the promotion of a compact disc and audiotape entitled "Wildest Dream" and performed by Pamela Lind. Pamela Lind is the stage name for the Company's former President, Pamela Lindquist. The Company entered into an agreement on September 13, 1996 with Ms. Lindquist which provided that the Company would tender $25,000 to develop and produce tapes and CD's for Almost Country, Pamela Lindquist's music group. Ms. Lindquist assigned a royalty of $2.00 from the sale of each tape and $2.50 from the sale of each compact disc to the Company for a period of two years. The royalty agreement expired on September 30, 2000. The musical production was completed and approximately 1,100 compact discs were produced and 550 cassette audio tapes. The results failed to meet expectations. Only approximately 89 cassette tapes and 380 compact discs have been sold or used for marketing purposes. The Company had sales of $636 through September 30, 2000. The Company's board of directors determined that the Company would discontinue its then business, and pursue other opportunities. The operating history has been limited to the receipt of the royalty from the sale of the tapes and CD's. On December 20, 2000, Mr. Reed Benson was appointed president of the Company to pursue possible other business opportunities.

     After reviewing a number of business opportunities, on March 15, 2001, the Company consummated the terms of a Stock Purchase Agreement (the "Agreement") between the Company and the shareholders of Real Estate Federation, Inc. ("REF"), a Utah corporation, under the terms of which the Company acquired all of the issued and outstanding shares of REF, in exchange for the issuance of a total of 20,000,000 shares to the REF shareholders. A complete description of the transaction resulting in the change of control is set forth in the Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on March 30, 2001, and attached to this Proxy Statement.

     As a result of the transaction, the shareholders of REF exchanged all of the issued and outstanding shares of stock of REF, for 20,000,000 shares of common stock of the Company. This transaction resulted in the REF shareholders, in the aggregate, owning approximately 98% of all of the issued and outstanding shares of stock of the Company, giving them voting control of the Company. In addition, coincident with the acquisition, the existing management of the Registrant resigned and new directors, consisting of REF management, were appointed to the Board and management of the Company was changed, resulting in a change in the operational and managerial control of the Company.

      The Company acquired REF as a wholly owned subsidiary by issuing 20,000,000 shares of the Company's authorized common stock to the shareholders of REF in exchange for their interests in REF. The newly issued shares aggregate approximately 98% of the 21,121,100 presently issued and outstanding shares of the Company, and resulted in the change in control of the Company described above. At the closing of the acquisition, REF had no liabilities other than ordinary overhead expenditures, a real estate lease obligation, employment agreements with the three founders of REF, and a consulting agreement with another shareholder of REF. REF had no significant assets other than its intellectual property, copyrights, and computers used to deliver its service. Effective September 1, 2000, REF entered into a subscription agreement with certain venture capital entities, one of which was Calico, Ltd., a principal shareholder of the

Company. Pursuant to the subscription agreement, the venture entities committed to purchase 45% of REF common stock for a total subscription price of $2,500,000. The subscription agreement provided that in the event REF does not perform as originally projected, the subscribers will not be in breach of the agreement in the event they do not continue to provide working capital funds. Through July 12, 2001, approximately $1,000,000 has been received by the Company under subscriptions and utilized in REF's business operations.

     The principals of REF conceived of, and developed, certain proprietary technology and trade secrets that are employed by the REF Internet search engine and display of information related to the business of REF. The technology was developed as part of the business of a corporation named X Variant, Inc. ("X Variant"), which is a wholly owned subsidiary of REF. The technology, trade secrets, and copyrights were assigned to REF by the principals and may be used by the Company to pursue other applications for the technology. X Variant currently continues to be an active company and pursues a business of web design and consulting. Most of its business comes as a direct result of REF working with independent real estate brokerages.

Business of Real Estate Federation, Inc.

     REF, a development stage company, was formed on September 1, 2000, to develop, market and manage an Internet based referral system for the residential real estate industry. REF is a development stage company, and has incurred substantial expenses to date. The major change brought about by technology in the real estate sales industry is the ready access to real estate related information. The REF technology allows home buyers and sellers to review property listings that interest them through the Internet instead of relying on multiple listing services' printed materials that are only available to agents. The Internet listings generally appear only on each individual real estate company's web site or on the site of an aggregator of real estate listings. A potential buyer or seller must peruse all of the major companies' sites to locate a majority of the available product. A real estate brokerage company may spend a significant amount of marketing resources to drive people to its Internet site only to have the prospect visit the site and quickly move on leaving no trace of the prospect. Additionally, a prospect may visit the site of an aggregator and see a listing of a company, but have no direct contact with the real estate agent who helped the prospect get to that point. The sales agent then finds that the prospect gravitates only to the listing agent with no referral fee or other compensation for the agent originally involved with the prospect.

     REF has developed the technology and Internet search engines that allows a real estate company to overcome the shortfalls of existing technology and still take advantage of the public's desire to have the ready access to information. The REF referral system unifies the listings of independent brokerage firms enabling prospective buyers to view listings from many brokerage firms, but all on each web site of each brokerage company offering the information to REF. This allows a brokerage company to maximize the benefit from resources expended to drive Internet traffic to its Internet site. The more listings available and the more information available about a prospective customer, the greater the possibility that the brokerage company and its agents may generate revenue.

     The integrity of each brokerage's listings is maintained in the system and the progress of each home buyer is monitored as he goes through the selection and closing process. If a prospect initially contacts the web site of a member of REF's system (the "federation"), the prospect's initial information (name, address, contact numbers, desired price range, etc.) is identified with the brokerage company ("Initiating Broker") that initially drew the prospect to the Internet and records all the properties viewed. If the prospect follows through with a housing purchase with any other member of the federation, the Initiating Broker generates a referral fee paid by the ultimate selling broker. The referral fee system is currently a standard in the industry, but the REF system allows the referral to be automatically tracked from the initial contact through the closing of a sales transaction with all parties aware of the obligation at all times in the process.

     In addition, and probably more important to the real estate brokerage companies, the REF system is designed to capture data about the prospect and stores it for follow up by the company's agents. Management believes the existence of qualified leads means more contact with interested and qualified buyers for the agents, which in turn generates more sales commissions. Both the agents and the brokerage company benefit from this collection of information. In practice, the first brokerage company to utilize the REF system experienced a significant increase in the number of qualified leads generated in the first two months of operation.

     Both the collection of information for lead generation and the tracking of referral fees, allow a brokerage company to allocate marketing resources to drive people to their site secure in the knowledge that a visit by a serious buyer will result in valuable information being captured. Prior to the introduction of the REF referral system a prospective buyer had to either visit each brokerage firm's customer site or to visit the public side of the Multiple Listing Service, which only exists in a few of the larger markets. The REF system allows the real estate company that drives traffic to the selling broker to secure a referral fee which is not available in the case of driving traffic to the Multiple Listing Service. In addition, the REF system allows members of the federation to increase the effectiveness of the leads generated by visits to their web sites through capturing valuable information about the prospective buyer allowing the agents to follow up on leads the member would not otherwise be aware of.

     Since commencement of the business of REF, it has been able to secure contracts with real estate brokerage firms in a number of states. To date, these brokerage firms have populated the REF system with approximately several hundred listings, and being on the system has resulted in the members of REF receiving leads from consumers using the Internet as their source of information and inquiry. To date, however, almost all of the revenue generated by REF has come from consulting and web design work performed in X Variant, a wholly-owned subsidiary. It is expected that, as the number of members increases and the referral listings mature and closing take place, the revenues generated by REF will increase.

                 SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

     The following table sets forth as of the Record Date the number of shares of the Company's common stock, par value $0.001, held of record or beneficially by each person who held of record, or was known by the Company to own beneficially, more than 5% of the Company's common stock, and the name and shareholdings of each executive officer and Director, and all Officers and Directors as a group, and the percentage to be held by each nominee to the Board of Directors and by all nominees as a group.


Name and Address of 5%
Shareholders, and Name of            Amount of                   Percent of
Officers, Directors and Nominees     Beneficial Ownership (1)    Total (2)
--------------------------------     -------------------------   ----------

Principal Shareholders:
-----------------------
Calico, Ltd. (3)
P.O. Box 267
Leeward Highway
Providenciales
Turks & Caicos Islands               5,700,000                   26.99%

Thomas E. Wright
Director, President and CEO
170 South Main Street #1050
Salt Lake City, Utah 84101           4,400,000                   20.83%

Rick Craig
Chairman of the Board
Chief Technical Officer
170 South Main Street #1050
Salt Lake City, Utah 84101           4,950,000                   23.44%

Carter L. Knapp
Director, Secretary, and Exec. VP
170 South Main Street #1050
Salt Lake City, Utah 84101             550,000                    2.60%

Officers and Directors:
----------------------
Thomas E. Wright            --------------------See above-------------------
Rick Craig                  --------------------See above-------------------
Carter L. Knapp             --------------------See above-------------------

All current Officers and Directors
as a group (3 persons):              9,900,000                   46.87%

Nominees for Election:
----------------------
Thomas E. Wright            --------------------See above-------------------
Rick Craig                  --------------------See above-------------------
Carter L. Knapp             --------------------See above-------------------


      All Nominees for Election
      as a group (3 persons):        9,900,000                   46.87%

(1) The table in this section is based upon information supplied by officers, directors and principal stockholders and filings with the SEC. Unless otherwise indicated in the footnotes to the table and subject to the community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by him.

(2) Applicable percentage of ownership for the officers and directors is based on 21,121,100 shares of common stock, outstanding on July 27, 2001.

(3) Calico, Ltd., is an international business company, owned and controlled by Hugh O'Neill, an Irish citizen living in Turks & Caicos Islands.

                    MARKET FOR THE COMPANY'S COMMON STOCK

     The Company's common stock is currently traded in the over-the-counter market on the NASD's Electronic Bulletin Board under the symbol "ACPI." The Company's stock began trading on November 20, 2000. The following table sets forth, for the respective period indicated, the high and low bid quotations, as adjusted for stock splits of the Company's common stock, as reported by the National Quotation Bureau, and represents prices between dealers, does not include retail markups, markdowns or commissions, and may not represent actual transactions:

          Calendar Quarters      High Bid         Low Bid
          ------------------     --------         -------
          2001 2nd Quarter       $3.500           $3.000
          2001 1st Quarter        3.500            0.450
          2000 4th Quarter        0.688            0.625
          2000 3rd Quarter        0.063            0.063
          2000 2nd Quarter        0.063            0.063
          2000 1st Quarter        0.063            0.063
          1999 4th Quarter        0.063            0.063
          1999 3rd Quarter        0.063            0.063

     As of July 27, 2001, the Company had a total of 21,121,100 shares of its common stock issued and outstanding, and there were approximately 42 shareholders of record. On July 27, 2001, the closing bid price of the Company's common stock was $3.25, and the high and low bid prices of the common stock were $3.00 and $3.50.

     As of the date hereof, the Company has not paid or declared any cash dividends. Future payment of dividends by the Company, if any, is at the discretion of the Board of Directors and will depend, among other criteria, upon the Company's earnings, capital requirements, and its financial condition as well as other relative factors. Management intends to retain any and all earnings to finance the development of its business, at least in the foreseeable future. Such a policy is likely to be maintained as long as necessary to provide working capital for the Company's operations.

     Interwest Transfer Company, Inc., 1981 East Murray-Holladay Road, Holladay, Utah 84117 is the Company's registrar and transfer agent.

                          DESCRIPTION OF SECURITIES

     The aggregate number of shares which this corporation shall have authority to issue is 50,000,000 shares of common voting stock, $.001 par value, of which a total of 21,121,100 shares are issued and outstanding.

     All stock of the corporation is of the same class and has the same rights and preferences. The shares of common stock have no pre-emptive or other subscription rights, have no conversion rights, and are not subject to redemption. The holders of shares of common stock are entitled to one vote for each share held. The common stock has non-cumulative voting rights.

                SECTION 16(A) BENEFICIAL REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers, and 10% shareholders to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on a review of the copies of such reports furnished to the Company or written representations from certain persons, the Company believes that the former officers, directors, and 10% shareholders, prior to the change in control in connection with the acquisition of REF, failed to file an initial Form 3 report at the time the Company's registration statement on Form 10-SB became effective, and failed to file a Form 5 after the end of the Company's fiscal year ended September 30, 2000. The current officers and directors, Thomas E. Wright, Rick Craig and Carter L. Knapp, each filed initial reports of ownership on Form 3 on approximately July 11, 2001; however, such reports were not filed timely.

               PROPOSAL NO. 1:  ELECTION OF BOARD OF DIRECTORS

     The Board of Directors has nominated three persons for the Board positions presently authorized in the Company's bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. All nominees listed below are currently directors of the Company.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below.
Shares may not be voted cumulatively. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and the Company has no reason to believe that any nominee will be unable to serve.

                            THE BOARD OF DIRECTORS

Nominees

     The names of the nominees and certain biographical information about them are set forth below:


Name             Director Since*  Age  Office Currently Held with the Company
----             ---------------       --------------------------------------

Thomas E. Wright       2001       27   President and Chief Executive Officer

Rick Craig             2001       28   Chairman of the Board and Chief
                                        Technical Officer

Carter L. Knapp        2001       52   Secretary and Executive Vice President

*Each of these individuals were appointed as directors of the Company in connection with the acquisition of REF, in March, 2001, described under "SELECTED AND SUMMARY INFORMATION ABOUT THE COMPANY." Each individual holds the same position(s) in REF.

     Thomas E. Wright - Mr. Wright has been the President and Chief Executive Officer of the Company since March 15, 2001, and of Real Estate Federation, Inc., since its inception in September 2000. From April 1, 1999, to September 2000, he was a Vice President, Marketing of Coldwell Banker Premier Realty, the Coldwell Banker affiliate located in Salt Lake City, Utah. In this position, he was responsible for the marketing activities, which included print advertising, development of Internet marketing initiatives, and marketing research. From April 1, 1998 to October 1, 1999 he was Chief Operating Officer for Medical Realty Advisors, a privately owned commercial real estate company that specialized in the healthcare industry. Prior to his employment with Medical Realty Advisors, he was employed by General Mills, Incorporated in sales for major accounts and sales management for the California region. Mr. Wright holds a Bachelor of Arts degree in Russian and Marketing from the University of Utah.

     Rick Craig - Mr. Craig has been Chairman of the Board and Chief Technical Officer of the Company since March 15, 2001, and of Real Estate Federation, Inc., since inception in September 2000. From April 15, 1998 to September 2000, he was engaged in the development of various privately held ventures dealing with web technologies servicing the real estate industry. Among them is X Variant, Inc., which is a subsidiary of Real Estate Federation, Inc. From 1989-1998 he served in the United States Air Force and was awarded the Meritorious Service Medal for his services in augmenting the Secret Service for the protection of President Clinton. He is a Desert Storm combat veteran. Through a special military program in Germany he obtained a Bachelors of Science degree in Computational Physics.

     Carter L. Knapp - Mr. Knapp has been Secretary and Executive Vice President of the Company since March 15, 2001, and of Real Estate Federation, Inc., since inception in September 2000. From June 1995 to September 2000, Mr. Knapp was Senior Vice President of Coldwell Banker Premier Realty, a leading Coldwell Banker affiliate. He supervised the marketing, training, recruiting, relocation and office operations for the sales offices and agents in northern Utah, Denver, Colorado, and Las Vegas, Nevada. From October 1989 to October 1991, he was Corporate Vice President with Help-U-Sell Corporation and during that time was involved in the sales efforts that increased the number of offices from 400 to 625. Mr. Knapp holds a Bachelor of Science degree in Speech Communications from the University of Utah.

     There are no family relationships among the directors or executive officers of the Company. The foregoing nominated directors also constitute all of the executive officers of the Company.

     Members of the board of directors and certain shareholders, who hold in the aggregate in excess of 50% of the issued and outstanding shares of common stock of the Company, have indicated their intention to vote in favor of the election of the board of directors as named above. Accordingly, the vote of these persons is sufficient to ensure the approval of the proposed board of directors.

     The affirmative vote of a majority of the issued and outstanding shares of common stock is required to approve the proposed election of the board of directors. The Board of Directors recommends a vote "FOR" the proposal.

Board Committees and Meetings

     During the fiscal year ended September 30, 2000, the Board of Directors held one meeting. The Board does not have an Audit Committee, Compensation Committee or Stock Option Committee.

     None of the current nominees were directors during the fiscal year ended September 30, 2000.

     For information regarding compensation received by directors, see "Executive Compensation and Other Information - Compensation of Directors."

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

     No cash compensation has been paid to the Company's officers in any of the three year periods ended September 2000, 1999, and 1998. In March, 2000, the Company issued 100,000 shares of common stock to Ms. Lindquist as compensation for her services in managing the Company. The stock was valued at $0.0965 per share, or $9,650.

     The acquisition of REF has been accounted for as a reverse acquisition of the Company by REF. Although the Company is the surviving legal entity, for financial reporting purposes, the entity whose shareholders hold in excess of 50 percent of the combined company, REF is treated as the continuing accounting entity. The reverse acquisition has been treated as a capital stock transaction in which REF will be deemed to have issued the shares of common stock held by the Company's stockholders for the net assets of REF. Accordingly, set forth in the table below is all cash compensation for services rendered in all capacities to REF by its officers and directors from inception (September 1, 2000) through December 31, 2000 (REF's fiscal year end):




 =========================================================================================
|                  |      Annual Compensation       |   Long Term Compensation |          |
|                  |                                |--------------------------|          |
|                  |                                |    Awards       | Payouts|          |
|                  |--------------------------------|--------------------------|          |
|                  |        |        |     | Other  | Re-     |       |        | All      |
|  Name            |        |        |     | Annual | stricted|       |        | Other    |
|  and             |        |        |     | Compen-| Stock   |Options| LTIP   | Compen-  |
|  Position        | Period | Salary |Bonus| sation | Awards  |/SAR's | Payouts| sation   |
|------------------|--------|--------|-----| -------|---------|-------|--------|----------|
|                  |        |        |     |        |         |       |        |          |
|------------------|--------|--------|-----|--------|---------|-------|--------|----------|
|Thomas E. Wright  | 9/2000 |$55,167*| -0- |  -0-   |   -0-   |   -0- |   -0-  |   -0-    |
|Director,President|   to   |        |     |        |         |       |        |          |
|and CEO           | 12/2000|        |     |        |         |       |        |          |
|------------------|--------|--------|-----|--------|---------|-------|--------|----------|
|Carter L. Knapp   | 9/2000 |$35,585*| -0- |  -0-   |   -0-   |   -0- |   -0-  |   -0-    |
|Director,Secretary|   to   |        |     |        |         |       |        |          |
|and Exec. VP      | 12/2000|        |     |        |         |       |        |          |
|------------------|--------|--------|-----|--------|---------|-------|--------|----------|
|Rick Craig        | 9/2000 |$59,967*| -0- |  -0-   |   -0-   |   -0- |   -0-  |   -0-    |
|Chairman of the   |   to   |        |     |        |         |       |        |          |
|Board and Chief   | 12/2000|        |     |        |         |       |        |          |
|Technical Officer |        |        |     |        |         |       |        |          |
 =========================================================================================


* Includes compensation from REF's wholly-owned subsidiary, X Variant.

Stock Option Grants

     There have been no stock options granted to executive officers for the period ending September 30, 2000.

Compensation of Directors

     There are no non-employee directors of the Company and employees receive no additional compensation for serving as directors.

Employment Contracts and Termination of Employment and Change of Control Arrangements

     The Company's wholly owned subsidiary, Real Estate Federation, Inc. ("REF") has entered into employment agreements with Messrs. Wright, Craig and Knapp which provide for significant benefits. The employment agreements are obligations of the Company by reason of the purchase of REF by the Company.

     Mr. Wright's employment agreement provides for a term that expires December 31, 2005 and for an annual salary of $147,500 with an additional $13,000 if the REF subsidiary, X Variant, continues and is profitable. The agreement also provides for a cash bonus of $150,000 to be earned by the employee in the event that the Company achieves net income of $2,365,00 in the initial year of REF operations. The agreement also provided for options vesting over three years, which were cancelled at the time of the acquisition of REF by the Company. If his employment is terminated by the Company without cause or terminated by Mr. Wright for good reason, he is entitled to termination benefits for the remainder of his contractual term equal to his base salary for such period.

     Mr. Craig's employment agreement provides for a term that expires December 31, 2005 and for an annual salary of $147,500 with an additional $13,000 if X Variant continues to be profitable The agreement also provides for a cash bonus of $150,000 to be earned by the employee in the event the Company achieves net income of $2,365,000 in the initial year of REF operations. The agreement also provided for options vesting over three years, which were cancelled at the time of the acquisition of REF by the Company. If his employment is terminated by the Company without cause or terminated by Mr. Craig for good reason, he is entitled to termination benefits for the remainder of his contractual term equal to his base salary for such period.

     Mr. Knapp's employment agreement provides for a term that expires December 31, 2005 and for an annual salary of $105,000. The agreement also provides for a cash bonus of $250,000 to be earned by the employee in the event the Company achieves net income of $2,365,000 in the initial year of REF operations. The agreement also provided for options vesting over three years, which were cancelled at the time of the acquisition of REF by the Company. If his employment is terminated by the Company without cause or terminated by Mr. Knapp for good reason, he is entitled to termination benefits for the remainder of his contractual term equal to his base salary for such period.

     The Company currently has no other compensation plan or arrangement with respect to any of the executive officers named above, which results or will result from the resignation, retirement, or other termination of such individual's employment with the Company or from a change in control of the Company or a change in the individual's responsibilities following a change in control.

Compensation Policies for Executive Officers

     Compensation for the Executive Officers is determined by the employment agreements assumed by the Company coincident with the purchase of Real Estate Federation, Inc.

Relationship of Performance to Executive Compensation

     The employment agreements contain bonus provisions that are dependent on the Company achieving profitability.

     PROPOSAL NO. 2:   AMENDMENT TO THE ARTICLES OF INCORPORATION

     The Board of Directors has adopted a resolution to amend the Company's Articles of Incorporation to change the name of the Company to "X Variant, Inc.," in an effort to more closely identify the name of the company with its business. No other change to the Company's Articles of Incorporation has been proposed or will be made. The Company's current name has no connection with its business. The Company had considered changing the name to "Real Estate Federation, Inc.," or a name similar thereto; however, it has concluded that, since its future business utilizing the software and intellectual property developed by its principals, may extend beyond real estate applications, a name with a broader application is appropriate. The Company believes "X Variant, Inc." is more representative of its future business.

     Members of the board of directors and certain shareholders, who hold in the aggregate in excess of 50% of the issued and outstanding shares of common stock of the Company, have indicated their intention to vote in favor of the proposed Amendment to the Articles of Incorporation of the Company to change the name of the Company to "X Variant, Inc." Accordingly, the vote of these persons is sufficient to ensure the approval of the proposed amendment to the Articles of Incorporation to change the name of the Company to X Variant, Inc.

     The affirmative vote of a majority of the issued and outstanding shares of common stock is required to approve the proposed amendment to the Articles of Incorporation. The Board of Directors recommends a vote "FOR" the proposal.

             PROPOSAL NO. 3:  RATIFY SELECTION OF AUDITORS

     The Board of Directors has selected the firm of Grant Thornton LLP ("Grant Thornton"), independent auditors, to audit the financial statements of the Company for the fiscal year ended September 30, 2001, subject to ratification by the shareholders. Grant Thornton has not acted as the independent auditors for the Company but has served as the auditors for the Company's subsidiary, REF. Representatives of Grant Thornton are expected to be present at the Annual Meeting with the opportunity to make a statement, if they so desire, and they are expected to be available to respond to appropriate questions.

     On July 2, 2001, the board of directors of the Company terminated the Company's current accountants, Pritchett, Siler & Hardy ("PS&H"), and engaged Grant Thornton as the Company's auditors for the year ending September 30, 2001. The firm of PS&H served as the Company's auditors for the fiscal year ended September 30, 2000.

     The Company determined it would seek to engage Grant Thornton as the independent auditors of the Company following the consummation of a Stock Purchase Agreement between the Company and the shareholders of Real Estate Federation, Inc. ("REF"), as described in a Current Report on Form 8-K of the Registrant dated March 30, 2001, a copy of which accompanies this Proxy Statement. Grant Thornton served as the auditors of REF for the period September 1, 2000 (inception) through December 31, 2000. Accordingly, because the acquisition of REF has been treated as a "reverse merger" for accounting purposes, the Company determined that the engagement of Grant Thornton as the Company's independent auditors, was appropriate.

     As indicated, the decision to change accountants was approved by the Company's board of directors. The Company does not have an audit or similar committee.

     From inception of the Company, and up to and including the present, there have been no disagreements between the Company and PS&H on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures. PS&H's report on the financial statements of the Company for the fiscal year ended September 30, 2000, indicated substantial doubt regarding the Company's ability to continue as a going concern. Except for this qualification, the report of PS&H did not contain an adverse opinion or a disclaimer of opinion, nor was it otherwise qualified or modified as to uncertainty, audit scope or accounting principles.

     Members of the board of directors and certain shareholders, who hold in the aggregate in excess of 50% of the issued and outstanding shares of common stock of the Company, have indicated their intention to vote in favor of the proposal to appoint Grant Thornton as the Company's independent auditors. Accordingly, the vote of these persons is sufficient to ensure the ratification of Grant Thornton as the Company's independent auditors.

     The affirmative vote of a majority of the issued and outstanding shares of common stock is required to approve the proposed ratification of Grant Thornton as the Company's independent auditors. The Board of Directors recommends a vote "FOR" the proposal.

                             OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before this meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                            COMPANY REPORTS

     The Annual Report to Shareholders for the fiscal year ended September 30, 2000, including audited financial statements, accompany this Proxy Statement in the form of a copy of the Company's Form 10-KSB/A for the fiscal year ended September 30, 2000, filed with the Securities and Exchange Commission on February 13, 2001.

     In addition, accompanying this Proxy Statement, are the Company's Quarterly Report on Form 10-QSB/A, dated June 29, 2001, together with the Company's Current Report on Form 8-K, dated March 30, 2001, and amendment to such report on Form 8-K/A, dated May 30, 2001, including audited financial statements of REF for the period from inception through December 31, 2000. These reports do not include exhibits to the reports. Upon request by an eligible shareholder, the Company will provide copies of the exhibits for a reasonable fee. Requests for a copy of the exhibits should be mailed to Thomas E. Wright, 170 South Main Street #1050, Salt Lake City, Utah 84101.

     These reports and their exhibits can also be obtained by searching the U.S. Securities and Exchange Commission's EDGAR database on the U.S. Securities and Exchange Commission's website at "www.sec.gov."

                         STOCKHOLDER PROPOSALS

     In order for a shareholder's proposal to be considered for inclusion in the Company's proxy materials for the 2002 Annual Meeting, the proposal must be received by the Company's President, Thomas E. Wright, 170 South Main Street #1050, Salt Lake City, Utah 84101, no later than September 30, 2001, and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

                                By Order of the Board of Directors


Salt Lake City, Utah            /s/ Thomas E. Wright
July 31, 2001                   ___________________________________________
                                Thomas E. Wright
                                President and Chief Executive Officer

ALMOST COUNTRY PRODUCTIONS, INC.                                      PROXY

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned shareholder of Almost Country Productions, Inc., a Utah corporation (the "Company"), hereby appoints Thomas E. Wright and Carter L. Knapp as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent and to vote, as designated below, all the shares of common stock of the Company held of record by the undersigned on July 17, 2001 (the "Record Date"), at the Annual Meeting of Shareholders to be held on August 13, 2001 or at any continuation(s) or adjournment(s) thereof. The proposals listed below are made by the Board of Directors.

1.   ELECTION OF DIRECTORS

     [ ] FOR all nominees listed below        [ ]  WITHHOLD AUTHORITY
     except as marked to the contrary below   to vote for all nominees listed
                                              below

     (To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

     Thomas E. Wright             Carter L. Knapp       Rick Craig

2. AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO "X VARIANT, INC."

     [ ]  FOR                    [ ] AGAINST            [ ]  ABSTAIN

3. APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2001.

     [ ]  FOR                    [ ] AGAINST            [ ]  ABSTAIN

4. IN THEIR DISCRETION, proxy holders are authorized to vote upon such other business as may properly come before the Annual Meeting.

     This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is given, then this Proxy will be voted FOR all nominees for director listed in Proposal 1, and FOR Proposal 2 and Proposal 3.

     Please sign exactly as your name appears on the records of the Company's transfer agent. When shares are held by joint tenants, both should sign.
When signing as attorney, or as executor, administrator, trustee, or guardian, please give your full title as such. If a corporation, please sign in the full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.


                      (Continued on Reverse Side)

Please mark, sign, date, and return this Proxy promptly. By signing below, the undersigned also acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report on Form 10-KSB, and other materials accompanying this Proxy.

Dated:  _____________________________________________


__________________________________       ____________________________________
No. of Shares Held                       No. of Shares Held at Brokerage
of Record                                or Clearing House

__________________________________       ____________________________________
Signature (if held by                    Name of Brokerage or Clearing
an individual)                           House

__________________________________       ____________________________________
Print Name                               Name of Entity Shareholder (if
                                         not held by an individual)

__________________________________       ____________________________________
Signature (if held                       Signature of Authorized Signer
jointly)                                 of Entity

__________________________________       ____________________________________
Print Name                               Title of Authorized Signer

                           PLEASE RETURN TO:

                   ALMOST COUNTRY PRODUCTIONS, INC.
        170 South Main Street #1050, Salt Lake City, Utah 84101